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                              May 22, 1996



Pogo Producing Company
5 Greenway Plaza
Suite 2700
Houston, Texas  77046

Ladies and Gentlemen:

     As set forth in the Registration Statement on Form S-8 ("Registration Statement"), filed by Pogo Producing Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,000,000 shares of the Company's Common Stock, par value $1 per share (the "Common Shares") which may be issued pursuant to the 1995 Long-Term Incentive Plan of Pogo Producing
Company (the "Plan"), certain legal matters in connection with the registration of the Common Shares are being passed upon by me.

     I have acted as counsel for the Company in connection with the preparation of the Plan and the registration of the Common Shares. In such capacity, I have examined the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents as a basis for the opinions hereinafter expressed.

     Based upon my examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

     The Common Shares to be issued pursuant to the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and free of preemptive rights.

     The opinion expressed herein is limited exclusively to the corporate law of the state of Delaware and the federal laws of the United States of America.


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Pogo Producing Company
Page Two


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Interests of Named
Experts and Counsel."

                              Yours very truly,

                              /s/ GERALD A. MORTON


GAM/CM